MEMBERSHIP INTEREST TRANSFER AGREEMENT

This MEMBERSHIP INTEREST TRANSFER AGREEMENT (this “Agreement”) is dated as of December 19, 2013 (the “Effective Date”), and is made by and between MVP Capital Partners, LLC (the “Seller”) and Vestin Realty Mortgage II, Inc. (the “Buyer”).

WHEREAS, prior to the Effective Date, the Seller and the Buyer owned 60% and 40%, respectively, of the aggregate membership interests (the “Membership Interests”) of MVP Realty Advisors, LLC (the “Advisor”).

WHEREAS, the Buyer desires to purchase from the Seller 20% of the Membership Interests (the “Acquired Interests”) on the terms set forth in this Agreement.

WHEREAS, concurrently herewith, the Seller and Vestin Realty Mortgage I, Inc. (“VRTA”) entered into a separate membership interest purchase agreement (the “VRTA Purchase Agreement”) pursuant to which the Seller sold its remaining 40% of the Membership Interests to VRTA as of the Effective Date.

WHEREAS, as a result of the transfers of the Membership Interests hereunder and under the VRTA Purchase Agreement, the Buyer and VRTA now own 60% and 40% of the Membership Interests, respectively, as of the Effective Date.

WHEREAS, in recognition of its substantial investment in the Advisor for which it will receive no upfront consideration, Seller will retain a non-voting economic interest in the Advisor payable on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	PURCHASE AND SALE.

1.1
Purchase and Sale of the Acquired Interests.  In reliance upon the representations and warranties of the parties contained herein, and on the terms and subject to the conditions herein set forth: (a) the Seller hereby sells, conveys, assigns, transfers and delivers as of the Effective Date the Acquired Interests to the Buyer and (b) the Buyer hereby purchases and agrees to pay the purchase price for the Acquired Interests (the “Purchase Price”). Buyer hereby agrees to pay as the Purchase Price Buyer’s proportionate share of all of the Advisor’s fees and expense reimbursements to be incurred from and after the Effective Date and payable by the Buyer to the Advisor.

1.2
Retained Interest.  The parties agree that the Seller shall retain a non-voting, economic interest in the Advisor (the “Retained Interest”) in an amount equal to one-third of the remaining net profits of the Advisor, if any, after Buyer and VRTA have been repaid in full for any capital contributions to the Advisor or for any expenses advanced on its behalf (“Capital Investment”), and the Buyer and VRTA have received an annualized return on their Capital Investment of 7.5%.

1.2	Deliveries. Simultaneously upon execution of this Agreement or as soon as practicable thereafter:

(a)           The Seller shall execute and deliver to the Buyer a certificate or certificates representing the Acquired Interests together with duly executed documents of transfer sufficient to convey the Acquired Interests to the Buyer, and such other instruments of conveyance as the Buyer or the Seller may reasonably request in order to effect the transfer of the Membership Interests to the Buyer, free and clear of all claims, liens, pledges, charges, encumbrances and security interests, other than restrictions imposed by federal and state securities laws on the transfers of the Acquired Interests (collectively, “Encumbrances”).

(b)           The parties further agree to amend the operating agreement of the Advisor and take such other actions and execute and deliver such other documents as may be necessary or deemed appropriate to reflect the Retained Interests and the other transactions contemplated by this Agreement.

2.	REPRESENTATIONS AND WARRANTIES OF THE SELLER.

The Seller hereby represents and warrants to the Buyer as follows:

2.1
The Seller holds good and marketable title to the Acquired Interests, free and clear of all Encumbrances.  The transfer of the Acquired Interests to the Buyer pursuant to this Agreement will vest in the Buyer full beneficial title to the Acquired Interests.

2.2
The Seller has all requisite right, power, capacity and authority to enter into, deliver and perform this Agreement and any other agreement or document necessary to perform this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Seller pursuant to all necessary company action on the part of the Seller.

2.3	This Agreement is legal, valid and binding upon and enforceable against the Seller in accordance with its terms.

2.4
No litigation, claim, administrative proceeding or other proceeding or governmental investigation is pending or, to the Seller’s knowledge, threatened which would prevent or delay the execution, delivery or performance of this Agreement or any agreement, instrument or document contemplated hereby by the Seller or the consummation by the Seller of the transactions contemplated hereby or thereby.

2.5
The Advisor is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as presently conducted.  The Advisor is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business, the ownership, lease or operation of its properties or the nature of its business requires such qualification or authorization, except where the failure to so qualify will not have a material adverse effect.

2.6
The Advisor is not in violation or default (i) of any provision of its certificate of organization or operating agreement, (ii) in any material respect of any material contract or order to which it is a party or by which it is bound, or (iii) to the knowledge of the Seller, of any provision of any laws applicable to the Advisor. The execution, delivery and performance of the this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any such contract or order.

2.7
The Advisor owns and has good title to all assets and properties used in or held for use in connection with its business (the “Assets”).  The Assets are sufficient for the Advisor to conduct its business from and after the Effective Date without interruption and in the ordinary course of business, as it has been conducted by the Advisor.

2.8
The Seller has made available to the Buyer all the information reasonably available to the Seller that the Buyer has requested for deciding whether to acquire the Acquired Interests. No representation or warranty of the Seller contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  Except as expressly set forth in this Agreement, the Seller makes no representation or warranty whatsoever to the Buyer, express or implied, concerning the Advisor, its business, assets, properties, financial condition, prospects, or the suitability of the proposed investment in the Advisor.

3.	REPRESENTATIONS AND WARRANTIES OF THE BUYER.

The Buyer hereby represents and warrants to the Seller as follows:

3.1
The Buyer has all requisite right, power, capacity and authority to enter into, deliver and perform this Agreement and any other agreement or document necessary to perform this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Buyer pursuant to all necessary corporate or other action on the part of the Buyer.

3.2	This Agreement is legal, valid and binding upon and enforceable against the Buyer in accordance with its terms.

3.3	The Buyer is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission, as currently in effect.

3.4
The Buyer represents that it is acquiring the Acquired Interests solely for investment for the Buyer’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.5
The Buyer has received all the information it considers necessary or appropriate (to the best of Buyer’s knowledge) for deciding whether to acquire the Acquired Interests.  The Buyer further represents that it has had an opportunity to ask questions and receive answers from the Seller regarding the business, properties, prospects and financial condition of the Advisor.

3.6
The Buyer understands that the Acquired Interests and any securities issued in respect of or exchange for the Acquired Interests, may bear the following legend and any other legend required by applicable federal and state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH A REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.”

4.           MISCELLANEOUS.

4.1	Amendments. This Agreement may be amended only by a written agreement signed by the Seller and the Buyer.

4.2	Expenses. Each party shall pay its own respective costs and expenses relating to this Agreement and the transactions contemplated hereby.

4.3	Assignment. This Agreement shall not be assigned by either the Buyer or the Seller or by operation of law or otherwise.

4.4
Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

4.5
Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

4.6
Further Assurances.  Buyer and Seller shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BUYER:                                                                      SELLER:

Vestin Realty Mortgage II, Inc.                              MVP Capital Partners, LLC

                 /s/ Michael V. Shustek                 /s/ Michale V. Shustek
By:                                                      By:
Name:Michael V. Shustek                                        Name:  Michael V. Shustek